                                                                    Exhibit 10.3
                                                CONFIDENTIAL TREATMENT REQUESTED

                         PROTOTYPE DEVELOPMENT AGREEMENT

         THIS PROTOTYPE DEVELOPMENT AGREEMENT ("Agreement") is made and entered into as of the 30th day of August, 2000, ("Effective Date") by and between General Instrument Corporation, a Delaware corporation, with its principal place of business at 101 Tournament Drive, Horsham, PA 19044 ("MOTOROLA BCS") and Intellon Corporation, a Florida corporation, with principal offices located at 5100 West Silver Springs Boulevard, Ocala, Florida 34482 ("Intellon"). MOTOROLA BCS and Intellon are hereinafter sometimes referred to individually as a "Party" and collectively as the "Parties."

                                    RECITALS

         WHEREAS, MOTOROLA BCS is a leading worldwide provider of integrated and interactive broadband access solutions, teaming with its business partners to lead the convergence of the Internet, telecommunications and video entertainment industries; and

                  WHEREAS, MOTOROLA BCS and Intellon desire to set forth their agreements regarding the (i) the development of a prototype that will integrate Intellon's prototype silicon chip with MOTOROLA BCS's "SURFboard DOCSIS Cable Modem" platform and (ii) the joint promotion of MOTOROLA BCS product solutions using Intellon's Powerline Networking Technology.

         NOW, THEREFORE, in consideration of the mutual provisions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound, hereby agree as follows:


         1.       Definitions.

         As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):


         "MOTOROLA BCS Technology" shall mean any and all Intellectual Property Rights and Inventions originated or developed by or for MOTOROLA BCS or its affiliates prior to the date of this Agreement and any and all enhancements, modifications, improvements, changes, revisions and Inventions relating thereto.

         "Interface Technology" shall mean any and all Intellectual Property Rights and Inventions directly arising out of or related to the interface of any Intellon Technology with the MOTOROLA BCS Technology and any and all enhancements, modifications, improvements, changes, revisions and Inventions relating thereto.

         "Development Technology" shall mean any and all Intellectual Property Rights and Inventions resulting from or arising out of MOTOROLA BCS's development of the Prototype or MOTOROLA BCS's satisfaction of its obligations hereunder (except Joint Technology) and any and all enhancements, modifications, improvements, changes, revisions and Inventions relating thereto.



Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


         "Intellon Technology" shall mean any and all Intellectual Property Rights and Inventions originated or developed by or for Intellon or its affiliates prior to the date of this Agreement and any and all enhancements, modifications, improvements, changes, revisions and Inventions relating thereto.

         "Intellectual Property Rights" shall mean all current and future worldwide patents and other patent rights, copyrights, trade secrets, and all other intellectual property rights, including without limitation all applications and registrations with respect thereto.

         "Invention" shall mean any idea, design, concept, technique, invention, discovery or improvement, whether or not patentable, made, solely or jointly by one or more employees of a Party hereto.

         "Joint Technology" means any Intellectual Property or Invention (other than Interface Technology) developed with contributions from both Parties and
(i) relating to both MOTOROLA BCS Technology and Intellon Technology or (ii) not relating to the MOTOROLA BCS Technology and not relating to the Intellon Technology.

         "Permitted Licensee" with respect to a Party means (i) each affiliate and related company of the Party and (ii) the customers or end-users of such Party to the extent any Joint Technology is utilized in the products or services supplied by the Parties.

         "Prototype" shall mean a prototype that integrates an Intellon prototype silicon chip provided by Intellon with the SURFboard DOCSIS Cable Modem Platform, which prototype is intended to demonstrate Intellon's powerline-based home networking capability as a communication system for potential use in MOTOROLA BCS's digital cable internetworking products, including set-top terminals, cable modems and IP telephony devices.

         2.       Development.

         a. MOTOROLA BCS shall use commercially reasonable efforts to develop the Prototype pursuant to a mutually acceptable project plan (the "Development"); provided, nothing herein shall require MOTOROLA BCS to commit or utilize any minimum level of resources and nothing herein shall require MOTOROLA BCS to incur any minimum level of expense as part of the Development.

         b. The mutually developed project plan (the "Project Plan") shall include the following milestones:

                  -        Milestone #1: **********

                  -        Milestone #2: **********

                  -        Milestone #3: **********

         c. Intellon expressly consents to MOTOROLA BCS's use of subcontractors in connection with the performance of the Development, provided; however, that MOTOROLA BCS shall remain responsible for the performance of all obligations performed by such subcontractors to the same extent as if such obligations were performed by MOTOROLA BCS

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


employees.

         d. Intellon will provide MOTOROLA BCS, free of charge, with all information, resources and technical support that is necessary or reasonably requested by MOTOROLA BCS to support the Project Plan.

         e. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY THAT DEVELOPMENT OF THE PROTOTYPE OR ANY EFFORTS RELATED THERETO WILL BE SUCCESSFULLY COMPLETED. NEITHER PARTY MAKES ANY WARRANTIES TO THE OTHER PARTY WITH RESPECT TO ANY PRODUCTS OR SERVICES PROVIDED HEREUNDER AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

         3.       Payment.

                  Simultaneous with the execution of this Agreement, as payment for initiating the Development under Section 2, Intellon shall make a non-refundable payment to MOTOROLA BCS in the amount of Three Million ($3,000,000). This payment shall be made by wire transfer in immediately available funds to the bank account provided to Intellon by MOTOROLA BCS in **********. The first installment shall be payable **********. The second installment shall be payable ********** after the date hereof. The final installment shall be payable ********** days after the date hereof.

         4.       Joint Marketing and Promotion.

         a. Prior to the promotion, sale or marketing (collectively, "Marketing") of any product incorporating MOTOROLA BCS Technology and Intellon Technology, the Parties will use commercially reasonable efforts to negotiate the definitive terms and conditions of a mutually acceptable marketing plan. Neither party shall have the right to engage in any Marketing efforts with respect to the other Party's technology, products or services without a definitive written agreement regarding such Marketing efforts.

         b. Except as expressly set forth herein, nothing herein shall grant to either Party any right, title or interest in the other Party's trademarks. Neither Party shall have the right to use the other Party's trade or service marks without the prior written consent of the other Party (such consent to be at the sole discretion of such Party).

         5.       [Intentionally Left Blank]

         6.       Intellectual Property Rights.

         a. Intellon acknowledges and agrees that MOTOROLA BCS and its licensors retain the exclusive right, title and interest to the MOTOROLA BCS Technology, the Development Technology and the Interface Technology. Except as expressly set forth herein, Intellon is not granted any right title or interest whatsoever in the foregoing.

         b. MOTOROLA BCS acknowledges and agrees that Intellon and its licensors retain the exclusive right, title and interest to Intellon Technology. Except as expressly set forth herein, MOTOROLA BCS is not granted any right title or interest whatsoever in the foregoing.

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


         c. Intellon grants to MOTOROLA BCS a non-exclusive, royalty-free, worldwide right and license to Intellon Intellectual Property to the extent required by MOTOROLA BCS to fulfill its obligations hereunder and for other mutually agreeable development activities.

         d. Intellon and MOTOROLA BCS grant to each other a fully paid, non-exclusive license to use the Prototype solely for bona fide demonstration purposes including trade show, customer site, and internal demonstrations.

         e. The Joint Technology shall be jointly owned by the Parties; provided neither Party shall have any right to license or sub-license the Joint Technology except to Permitted Licensees. MOTOROLA BCS shall retain the entire right, title and interest in and to any enhancements, modifications and improvements (the "MOTOROLA BCS Improvements") made by MOTOROLA BCS to the Joint Technology and Intellon shall retain the entire right, title and interest in and to any improvements (the "Intellon Improvements") made by Intellon to the Joint Technology; provided, neither Party shall have any right to license or sub-license such improvements except to Permitted Licensees.

         f. With respect to the Joint Technology, the Parties agree to cooperate with each other to file worldwide patent applications for patents and copyright registrations or any other rights with respect to the Joint Technology and in preparing and prosecuting any patent application filed by the other Party. MOTOROLA BCS shall have responsibility for filing and prosecuting any such patents and applications and **********. Each Party shall cause to be executed all instruments and documents as the other party may consider necessary or appropriate to carry out the intent of this Section.

         g. (i) During the Term and as long as MOTOROLA BCS is not in material breach of this Agreement, Intellon shall not (A) prosecute or assist in the prosecution of any claim, demand, action or cause of action against MOTOROLA BCS, MOTOROLA BCS's affiliates, and/or their successors, or assigns, or any of their respective directors, officers or employees, for, on account of, or arising out of any intellectual property right of Intellon to the extent required to be utilized by MOTOROLA BCS in the performance of this Agreement, whether existing previously or acquired during the Term and (B) challenge or interfere with the validity of any MOTOROLA BCS Technology.

                  (ii) During the Term and as long as Intellon is not in material breach of this Agreement, MOTOROLA BCS shall not prosecute or assist in the prosecution of any claim, demand, action or cause of action against Intellon, Intellon's affiliates, and/or their successors, or assigns, or any of their respective directors, officers or employees, for, on account of, or arising out of any intellectual property right of MOTOROLA BCS to the extent required to be utilized by Intellon in the performance of this Agreement, whether existing previously or acquired during the Term. Notwithstanding the foregoing sentence, GI shall not be limited, in any respect whatsoever, from prosecuting or assisting in the prosecution of any claim, demand, action or cause of action with respect to any Intellectual Property related to ********** including any divisional, continuation, reexamination or reissue and their foreign counterparts.

         7.       Term and Termination.

         a. Unless terminated earlier as provided in this Article 7, this Agreement shall have a term extending from the Effective Date through the date that is eighteen months after the

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


Effective Date (the "Term"); provided, either Party may terminate this Agreement by providing the other Party with six (6) months prior written notice of such termination.

         b. Additionally, this Agreement may be terminated prior to the expiration of its Term by either Party in the event of:

         (i) a material breach of any provision of this Agreement where the breaching Party fails to cure such breach within thirty (30) days following receipt of notice of such breach from the non-breaching Party (except with respect to the failure by either Party to pay any undisputed amounts due to the other, where the event of default must be remedied within ten (10) days); or

         (ii) either Party making an assignment for the benefit of creditors, or if a receiver, trustee in bankruptcy or similar officer shall be appointed to take charge of any and all of the other parties property, or if the other Party files a petition for reorganization of its indebtedness or other similar activities.

         c. Except in the event of a termination pursuant to Section 7(b)(i), neither Party shall incur any liability by reason of the termination of this Agreement in accordance with the foregoing provisions.

         8. Rights Following Termination. Upon termination of this Agreement for any reason, all obligations of the Parties shall terminate, except for the obligations and rights of the Parties set forth in Sections 2(e),
Article 6 and Articles 9 through 13 which shall survive any expiration or termination of this Agreement.

         9.       Proprietary Information.

         a. Each Party acknowledges that, in the course of performing its duties and exercising its rights under this Agreement, it may obtain information from the other Party which is of a confidential and proprietary nature ("Proprietary Information"). Such Proprietary Information may include, without limitation, computer codes, trade secrets, know-how, inventions, techniques, processes, programs, algorithms, schematics and related or similar data (collectively "Technical Information") and customer lists, financial information and sales and marketing plans (collectively, "Business Information"). Each Party and its respective employees and permissible contractors and agents who have been approved pursuant to Section 9(b) below shall, at all times, both during the Term and after its termination for a period thereafter not to exceed three
(3) years, keep in trust and confidence all such Proprietary Information of the other Party, and shall not use such Proprietary Information other than in the course of exercising its rights and performing its duties as expressly permitted or provided in and for the term of this Agreement; nor shall either Party or its respective employees or agents disclose any Proprietary Information of the other Party to any person without the other Party's prior written consent. Proprietary Information shall not include information that: (a) is or becomes part of the public domain through no fault or breach on the part of the receiving Party or any of its subsidiaries, affiliates or persons to whom Proprietary Information is disclosed; (b) was known to the receiving Party or any of its subsidiaries, affiliates or persons to whom Proprietary Information is disclosed free of any obligation of confidentiality at the time of the disclosing party's communication thereof to Recipient and such knowledge can be proven by appropriate evidence; (c) is subsequently rightfully obtained by the receiving Party or any of its subsidiaries or affiliates from a third party without an obligation to keep such information confidential; (d) is independently developed by employees of the receiving Party or any of its subsidiaries or

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


affiliates without the use of or access to any Proprietary Information or any breach of this Agreement; or (e) is required to be disclosed by governmental or judicial action, provided that the receiving Party has first given the disclosing Party reasonable notice of such requirement and provides reasonable cooperation with the disclosing Party in seeking confidential treatment for any such disclosure.

         b. Each Party shall bind in writing its (i) employees, (ii) any sub-contractors and/or agents, and (iii) any other permissible third party who have access to the other Party's Proprietary Information to hold such information in confidence and not to disclose any thereof except as expressly allowed herein.

         c. In the event that either Party becomes aware of any breach in the confidentiality of the other Party's Proprietary Information, such Party shall have the obligation to promptly inform the other Party of the actual or suspected breach of confidentiality.

         10.      Indemnification.

         a. Intellon Intellectual Property Infringement Indemnity. Intellon shall defend, indemnify, and hold harmless MOTOROLA BCS, its subsidiaries and affiliates, and each of their respective employees, officers, directors, attorneys, agents, and representatives, from and against any damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of any claims by third parties that (a) any Intellon Intellectual Property utilized or incorporated by MOTOROLA BCS under this Agreement or (b) any combination of MOTOROLA BCS Technology with Intellon Technology pursuant to this Agreement infringes any Intellectual Property Right of such third party. Notwithstanding anything to the contrary elsewhere in this Article 10, Intellon will have no obligation under this Section with respect to any damages, liabilities, costs and expenses arising from or in connection with any such claim to the extent caused by actions taken by MOTOROLA BCS in breach of this Agreement, to the extent such breach is material to the claims alleged or the damages, liabilities, costs and expenses incurred by Intellon.

         b. Indemnification Procedures. The indemnification obligations set forth in this Article 10 will not apply unless MOTOROLA BCS:

         (1) Notifies Intellon in writing within thirty (30) days of the claim of any matters in respect of which the indemnity may apply and of which MOTOROLA BCS has actual knowledge, in order to allow Intellon the opportunity to investigate and defend the matter; provided, that the failure to so notify will only relieve Intellon of its obligations under this Section if and to the extent that Intellon is prejudiced thereby; and

         (2) Gives Intellon sole control of the response thereto and the defense thereof, including any agreement relating to the settlement thereof; provided that, MOTOROLA BCS will have the right to participate in any legal proceeding to contest and defend a claim for indemnification involving a third party and to be represented by legal counsel of its choosing, all at MOTOROLA BCS's cost and expense.

         c. MOTOROLA BCS agrees to provide all reasonable assistance, information and authority necessary for Intellon to perform its obligations under this Section. Reasonable out-of-pocket expenses incurred by MOTOROLA BCS in providing such assistance will be reimbursed by Intellon. Intellon will not be responsible for any settlement or compromise made without its

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


consent.

         11. LIMITATION OF LIABILITY. EXCEPT FOR CLAIMS OF INFRINGEMENT OF A PARTY'S INTELLECTUAL PROPERTY RIGHTS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY AMOUNT IN EXCESS OF ********** OR FOR ANY LOSS OF DATA, PROFITS, LOSS OF USE, OR FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR OTHER INDIRECT DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. THIS LIMITATION SHALL APPLY EVEN IF SUCH PARTY KNOWS OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED FOR HEREIN.

         12.      Dispute Resolution.

         a. Internal Review. Any disputes, controversies and claims that arise between the Parties shall be resolved using the following procedures:

                  (1) If the Parties are unable to resolve a dispute, controversy or claim, upon the provision of notice by either Party to the other Party, the matter will immediately be referred to a senior management representative of each Party.

                  (2) Such senior management representatives will meet within ten (10) business days of their receipt of the notice for the purpose of resolving the dispute, controversy or claim and will discuss the relevant issues and will attempt to negotiate a mutually satisfactory resolution in good faith, without using formal proceedings.

                  (3) During the course of negotiations, all reasonable requests made by one Party to another for non-privileged information, reasonably related to this Agreement, will be honored to advise a Party of the other's position.

                  (4) No formal proceedings for the resolution of a dispute, controversy or claim may be commenced until either or both of the appointed senior management representatives conclude in good faith that amicable resolution through continued negotiation of the matter is not likely; provided, however, that notwithstanding anything to the contrary, either Party may at any time seek injunction or other equitable relief from any court of competent jurisdiction.

                  (5) In the event that the Parties cannot resolve a dispute pursuant to this Section 12(a), either party shall be free to pursue all available remedies.

         b. Continuation of Obligations. Except for failure to make payment of disputed amounts or where clearly prevented by the nature of the dispute, both Parties agree to continue performing their respective obligations under this Agreement while the dispute is being actively discussed unless and until such obligations are terminated or expire in accordance with the provisions of this Agreement.

         13.      General.

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


         a. Notices. Wherever one Party is required or permitted to give written notice to the other under this Agreement, such notice will be Motorola given by hand, by certified U.S. mail, return receipt requested, by overnight courier, or by fax and addressed as follows:

         If to MOTOROLA BCS:                               with a copy to:

         General Instrument Corporation                    General Instrument Corporation
         101 Tournament Drive                              101 Tournament Drive
         Horsham, PA  19044                                Horsham, PA 19044
         Attn: Executive VP, Business Development          Attn: Senior VP and General Counsel
               Phone: (215) 323-1112                             Phone: (215) 323-1203
               Fax: (215) 323-1111                               Fax: (215) 323-1293

         If to Intellon:                                   with a copy to:

                Intellon                                         Intellon

                Intellon Corporation                             Smith Mackinnon
                5100 West Silver Springs Blvd.                   255 South Orange Avenue
                Ocala FL  34482                                  Suite 600
                                                                 Orlando, FL  32801

                Attn: Chief Financial Officer              Attn: John P. Greely
                      Phone: (352)  237-7416                     Phone: 407-843-7000
                      Fax: (352) 237-7616                        Fax: 407-843-2448

         All such notices shall be effective upon receipt. Either Party may designate a different notice address from time to time upon giving ten (10) days' prior written notice thereof to the other Party.

         b. Press Releases. All press releases and other communications regarding or relating to this Agreement or the existence of this Agreement shall be subject to mutual approval by the Parties, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, (i) MOTOROLA BCS may notify its customers in confidence of the existence of this Agreement for purposes of assessing customer interest in products utilizing Intellon Technology (ii) nothing herein shall make any disclosure to the extent required by applicable law and (iii) to any lawyers, accountants, tax advisors or other professionals which are bound by professional rules of conduct regarding confidential information.

         c. Relationship of the Parties. Notwithstanding anything to the contrary contained herein:

         (1) Except to the extent expressly agreed to in the Alliance Agreements, MOTOROLA BCS shall not incur, or be subject to, any cost, expense, liability or obligation hereunder, including, without limitation, MOTOROLA BCS's participation in the Alliance or its participation on the Alliance Board.;

         (2) MOTOROLA BCS is and shall at all times during the Term remain, an

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


independent contractor. Intellon is and shall at all times during the Term remain, an independent contractor.

         (3) This Agreement and the Party's actions relating to or arising out of this Agreement shall not be construed (i) to give either Party the power to direct or control the activities of the other Party, (ii) to constitute the Parties as, or subject the Parties to any obligations or liabilities as, partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking that would impose any liability or impose any or (iii) to permit any Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever.

         (4) Each Party shall be responsible for the management, direction and control of its employees and other agents and such employees and other agents will not be employees of the other Party.

         (5) MOTOROLA BCS and Intellon agree that this Agreement does not create any exclusivity. MOTOROLA BCS and Intellon may meet, exchange information, enter into agreements and conduct business relationships of any kind with third parties, to the exclusion of the other party hereto relating to projects similar to the project contemplated hereby. This Agreement shall not serve to impair the right of either party to develop, make, use, procure, and/or market products or services now or in the future that may be competitive with those offered by the other, nor to develop and provide products to competitors of the other party, nor require either party to disclose any planning or other information to the other.


         d. Negotiation of Definitive Agreements. The Parties hereby agree that certain arrangements referenced herein (including, without limitation the Project Plan pursuant to Section 2(b)) are subject to the negotiation and execution of definitive agreements which will contain the essential terms and conditions of such arrangements. Each Party agrees that the other Party shall have no liability, and shall make no claim for any damage of any nature, relating to the failure of such other Party to finalize or enter into such definitive agreements, unless such other Party fails to negotiate such definitive agreements in good faith.


         e. Assignment. Neither Party may, or will have the power to, assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party. Notwithstanding any provision to the contrary, either Party will be permitted to assign all (and only all) of its rights and obligations under this Agreement to:

         (1) another entity that acquires all or substantially all of its assets;

         (2) an affiliate; which for purposes of this reference and this Agreement shall mean any entity that, directly or indirectly, controls, is controlled by or is under common control with a Party, with control having the meaning ascribed to it under the Securities Act of 1933, as amended; or

         (3) a successor in a merger, acquisition or divestiture of all or a substantially all of such Party.

         Such assignment shall not relieve the assigning Party of any obligations surviving

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


termination under this Agreement. This Agreement will be binding on the Parties and their respective successors and permitted assigns. Except as expressly permitted in this Agreement any other purported assignment of the rights or obligations of a Party hereunder shall be null, void and of no force or effect.

         f. Counterparts. This Agreement may be executed in one or more parts, all of which when taken together will constitute one single agreement between the Parties.

         g. Headings. The Section headings used in this Agreement are included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

         h. Compliance with Laws. Both Parties' performance under this Agreement, shall comply in all material respects with all applicable U.S. federal, state and local laws and ordinances, and all orders, rules, regulations and requirements thereunder. Each Party agrees that it will not export or re-export, directly or indirectly, any of the other Party's confidential information or any products or materials of the other Party's to any country for which the United States of America, at the time of export or re-export, requires an export license or other governmental approval, without first obtaining such license or approval.

         i.       Governing Law and Jurisdiction.

                  (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

                  (2) EACH OF THE PARTIES CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA AND OF THE COURTS OF THE UNITED STATES FOR A JUDICIAL DISTRICT WITHIN THE TERRITORIAL LIMITS OF THE COMMONWEALTH OF PENNSYLVANIA FOR ALL ACTIONS BROUGHT BY INTELLON RELATING TO OR ARISING OUT OF THIS OF THIS AGREEMENT, AND FURTHER AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY US REGISTERED MAIL TO THE ADDRESS SET FORTH IN THE NOTICE PROVISIONS HEREOF SHALL BE EFFECTIVE SERVICE OF PROCESS. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE IN THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA OR IN THE COURTS OF THE UNITED STATES IN EACH CASE LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA AND FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (3) EACH OF THE PARTIES CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA AND OF THE COURTS OF THE UNITED STATES FOR A JUDICIAL DISTRICT WITHIN THE TERRITORIAL LIMITS OF THE STATE OF FLORIDA FOR ALL ACTIONS BROUGHT BY GI RELATING TO OR ARISING OUT OF THIS OF THIS AGREEMENT, AND

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


FURTHER AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY US REGISTERED MAIL TO THE ADDRESS SET FORTH IN THE NOTICE PROVISIONS HEREOF SHALL BE EFFECTIVE SERVICE OF PROCESS. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE IN THE COURTS OF THE STATE OF FLORIDA OR IN THE COURTS OF THE UNITED STATES IN EACH CASE LOCATED IN THE STATE OF FLORIDA AND FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (4) THE PARTIES HERETO WAIVE TRIAL BY JURY IN CONNECTION WITH ANY ACTION UNDER THIS AGREEMENT OR OTHERWISE ARISING FROM THE RELATIONSHIP BETWEEN THE PARTIES.

         j. Waiver. The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such Party.

         k. Construction. The negotiating and drafting of this Agreement has been participated in by each Party and not by either Party to the exclusion of the other and, for all purposes, this Agreement shall be deemed to have been drafted jointly by the Parties. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

         l. Severability. Any provisions hereof which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdictions, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         m. Excused Performance. A Party shall be excused from performing an obligation under this Agreement and shall not be considered in default to the extent such Party's performance has been prevented, in whole or in part, by (i) an act of Force Majeure (defined, below), or (ii) the non-performance of any other Party to this Agreement; provided, however, that a Party shall not be so excused from the performance of its obligations under this Agreement to the extent that the other Party's non-performance is attributable to the Party seeking to be excused from the performance of its obligations under this Agreement failing to perform its obligations under this Agreement. "Force Majeure" shall mean, without limitation, (a) any act of God, war, riot, fire, rupture, explosion, flood, strike, injunction, governmental action, inaction, or order, unavailability of materials, supplies or energy, or unscheduled outage or shut-down, (b) any lockout or other labor disturbance, even if such lockout or disturbance is within the power of a Party to settle, or (c) any other cause, whether similar or dissimilar to the foregoing, which is beyond the reasonable control of a Party (or any affiliate of such Party) claiming Force Majeure interference with the performance of such Party under this Agreement.

         n. Suspension of Performance. If either Party is prevented by Force Majeure from

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


performing any of its obligations under this Agreement, other than making payments due and payable hereunder, it is agreed that upon such Party's providing written notice and full particulars of such Force Majeure to the other Party as soon as practicable after commencement of the occurrence of the cause relied on, the obligations of the Party giving such notice, so far as they are affected by such Force Majeure, shall be suspended but only during the continuation of such inability, and the affected Party shall undertake to remedy such cause or inability as soon as practicable.

         o. Force Majeure Notification. The notice referred to in the preceding Section shall be given by the Party claiming Force Majeure hereunder and shall describe the nature of the Force Majeure event, the extent of the impact on the ability of such Party to perform its obligations hereunder and the expected timetable for remedying the Force Majeure. If it appears that the Force Majeure cannot be remedied, the notice shall so state. Should any Force Majeure event occur, the Parties agree to cooperate to determine how such event can best be remedied to avoid, or minimize the duration of, any suspension hereof including, but not limited to, good faith negotiations to modify this Agreement to allow for the continuation of the affected performance. When the event of Force Majeure has ceased or been remedied, the Party whose performance has been affected shall provide written notice to the other Party stating that the Force Majeure event has ceased or been remedied.

         p. Entire Agreement. This Agreement and the Stock Purchase Agreement between General Instrument and Intellon dated August 30, 2000 constitute the final written expression of all terms of the Agreement relating to the transactions described herein. This Agreement supersedes all previous communications, representations, agreements, promises or statements, either oral or written, with respect to such transactions. No addition to or modification of any provision of this Agreement will be binding unless made in writing and signed by both Parties.


                             [Signature Page Follow]

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED


                  IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

         GENERAL INSTRUMENT CORPORATION           INTELLON CORPORATION

         By:                                      By:
            ---------------------------              ---------------------------
         Name:                                    Name:
              -------------------------                -------------------------
         Title:                                   Title:
               ------------------------                 ------------------------
         Date:                                    Date:
              -------------------------                -------------------------

Portions of this agreement have been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 406.